Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this consent statement-prospectus of American Tax Exempt Bond Trust of our report dated March 14, 2000, appearing in the Annual Report on Form 10-K of Charter Municipal Mortgage Acceptance Company for the year ended December 31, 1999 and to the
reference    to   us   under   the   heading    "Experts"    in   such   consent
statement-prospectus.

/s/  Deloitte & Touche LLP

New York, New York

August 1, 2000


NY/293527.1